Exhibit 2

LETTER OF TRANSMITTAL AND ELECTION FORM

To Deposit Equity LP Units (“Equity Units”)

of

Partners Value Investments LP (“PVI LP”)

Pursuant to the Offer to Exchange

Dated November 1, 2021

THE OFFER EXPIRES AT 5:00 P.M. TORONTO TIME

ON DECEMBER 7, 2021 UNLESS THE OFFER IS EXTENDED, VARIED OR WITHDRAWN.

Offices of the Depositary, TSX Trust Company

By Mail	By Registered Mail, By Hand and By Courier

Attention: Corporate Actions	Attention: Corporate Actions
P.O. Box 1036	1 Toronto Street
Adelaide Street Postal Station	Suite 1200
Toronto, Ontario	Toronto, Ontario
M5C 2K4	M5C 2V6

Telephone: (416) 682-3860

Toll Free: 1-800-387-0825

E-mail address: inquiries@astfinancial.com

DESCRIPTION OF UNITS DEPOSITED (See Instructions 3 and 4)
Name(s) and Address(es) of Registered Owner(s) (Please Fill in Exactly as Name(s) Appear(s) on Equity Unit Certificate(s))

Equity Units Deposited (Attach signed list if necessary)
Equity Unit Certificate Number(s)	Number of Equity Units Represented by Certificate(s)	Number of Equity Units Deposited*

Total Equity Units Deposited:

*

If you wish to deposit fewer than all Equity Units evidenced by any unit certificates listed above, indicate in this column the number of Equity Units you wish to deposit. Otherwise, all Equity Units evidenced by such unit certificates will be considered to have been deposited. See Instruction 4.

Delivery of this instrument to an address other than those shown above does not constitute a valid delivery.

This letter of transmittal and election form (this “Letter of Transmittal”) is to be used only if certificates for Equity Units are to be forwarded with it pursuant to Section 3 of the Offer to Exchange (as defined below).

Unitholders whose certificates are not immediately available or who cannot deliver their certificates for Equity Units and all other documents which this Letter of Transmittal requires to the Depositary by the Expiration Date (as defined in the Offer to Exchange) must deposit their Equity Units according to the guaranteed delivery procedure set forth in Section 3 of the Offer to Exchange. See Instruction 2.

The undersigned hereby deposits to PVI LP the above-described Equity Units exchangeable for the Option A Consideration or the Option B Consideration (each as defined in the Offer to Exchange), as applicable (subject to applicable withholding taxes), and upon the terms and subject to the conditions set forth in PVI LP’s Offer to Exchange dated November 1, 2021 and any supplements or amendments thereto (the “Offer to Exchange”) and in this Letter of Transmittal (which together constitute the “Offer”).

Subject to and effective upon acceptance for exchange of the Equity Units deposited hereby in accordance with the terms of the Offer, the undersigned hereby sells, assigns and transfers to or upon the order of PVI LP all rights, title and interest in and to all Equity Units deposited hereby and hereby irrevocably constitutes and appoints each of the officers of PVI Management Trust, the general partner of PVI LP, as attorney-in-fact of the undersigned with respect to such Equity Units, with full power of substitution (such power of attorney being an irrevocable power coupled with an interest), to:

(a)

deliver certificates for such Equity Units, together with all accompanying evidences of transfer and authenticity, to or upon the order of PVI LP upon receipt by the Depositary, as the undersigned’s agent, of the Option A Consideration and the Option B Consideration;

(b)	present certificates for such Equity Units for transfer on PVI LP’s books; and

(c)	receive all benefits and otherwise exercise all rights of beneficial ownership of such Equity Units, subject to the next paragraph, all in accordance with the terms of the Offer.

The undersigned hereby represents and warrants that:

(a)

the undersigned has full power and authority to deposit, sell, assign and transfer the Equity Units and when and to the extent PVI LP accepts the Equity Units for payment, PVI LP will acquire good, marketable, and unencumbered title thereto, free and clear of all liens, charges, encumbrances, security interests, adverse interests, claims, restrictions and equities whatsoever, together with all rights and benefits arising therefrom, provided that any dividends or distributions which may be declared, paid, issued, distributed, made or transferred on or in respect of such Equity Units to unitholders of record on or prior to the date on which the Equity Units are taken up and paid for under the Offer shall be for the account of the undersigned;

(b)

on request, the undersigned will execute and deliver any additional documents that the Depositary or PVI LP deems necessary or desirable to complete the assignment, transfer, and exchange of the Equity Units deposited hereby; and

(c)	the undersigned has read and agrees to all of the terms of this Offer.

The names and addresses of the registered owners should be printed, if they are not already printed above, as they appear on the certificates representing Equity Units deposited hereby. The certificates and the number of Equity Units that the undersigned wishes to deposit should be indicated in the appropriate boxes.

The undersigned understands that PVI LP will exchange the Option A Consideration or the Option B Consideration, as applicable, for Equity Units validly deposited and not withdrawn pursuant to the Offer. The undersigned understands that all Equity Units properly deposited and not withdrawn will be exchanged for the Option A Consideration or the Option B Consideration, as applicable (subject to applicable withholding taxes), upon the terms and subject to the conditions of the Offer, including the applicable pro-ration provisions relating to Equity Units deposited (as described below) and that PVI LP will return all other Equity Units, including Equity Units not exchanged because of pro-ration.

The undersigned understands that if:

(a)

the number of Equity Units properly deposited pursuant to the Offer by the Expiration Date (the “Successfully Deposited Option A Units”) and not withdrawn by the unitholders (the “Successful Option A Unitholders”) pursuant to the Offer which have been elected to receive the Option A Consideration would exceed 5,800,000 Equity Units (the “Option A Maximum Amount”), then the Successfully Deposited Option A Units will be exchanged on a pro-rata basis (with adjustments to avoid the purchase of fractional Equity Units) from the Successful Option A Unitholders only the Option A Maximum Amount of Equity Units for the Option A Consideration per Equity Unit and any Equity Unit tendered for Option A Consideration but not acquired as a result of pro-ration will be returned to Unitholders and will not be exchanged; and

(b)

the number of Equity Units properly deposited pursuant to the Offer by the Expiration Date (the “Successfully Deposited Option B Units” and together with the Successfully Deposited Option A Units, the “Successfully Deposited Units”) and not withdrawn by the unitholders (the “Successful Option B Unitholders” and together with the Successful Option A Unitholders, the “Successful Unitholders”) pursuant to the Offer which have been elected to receive the Option B Consideration would exceed 2,200,000 Equity Units (the “Option B Maximum Amount”), then the Successfully Deposited Option B Units will be exchanged on a pro-rata basis (with adjustments to avoid the purchase of fractional Equity Units) from the Successful Option B Unitholders only the Option B Maximum Amount of Equity Units for the Option B Consideration per Equity Unit and any Equity Unit tendered for Option B Consideration but not acquired as a result of pro-ration will be returned to Unitholders and will not be exchanged, except that, deposits by Successful Unitholders who own, beneficially or of record, fewer than 100 Equity Units, who deposit all such Equity Units pursuant to the Offer and who complete Box C “Odd Lots” will not be subject to pro-ration. PVI LP’s determination as to pro-ration shall be final and binding on all parties.

The undersigned recognizes that under certain circumstances set forth in the Offer to Exchange, PVI LP may terminate or amend the Offer or may not be required to purchase any of the Equity Units deposited hereby or may accept for payment, in accordance with the applicable pro-ration provisions relating to Equity Units deposited, fewer than all of the Equity Units deposited hereby. The undersigned understands that certificate(s) for any Equity Units not deposited or not purchased will be returned in accordance with the instructions indicated in Box D “Payment Instructions” and Box E “Delivery Instructions”. The undersigned recognizes that PVI LP has no obligation, pursuant to the Payment Instructions, to transfer any certificates for Equity Units from the name of their registered owner to a different name specified herein.

The undersigned understands that acceptance of Equity Units by PVI LP for payment will constitute a binding agreement between the undersigned and PVI LP, effective as of the Expiration Date, upon the terms and subject to the conditions of the Offer.

The undersigned understands that consideration for Equity Units accepted for exchange pursuant to the Offer will be made by depositing the aggregate Option A Consideration and the Option B Consideration, as applicable, for such Equity Units with the Depositary, which will act as agent for the depositing unitholders for the purpose of receiving payment from PVI LP and transmitting such payment to the depositing unitholders. The undersigned further understands and acknowledges that receipt by the Depositary from PVI LP of payment for such Equity Units will be deemed to constitute receipt of payment by such unitholders. Under no circumstances will interest be paid by PVI LP or the Depositary by reason of any delay in paying for any Equity Units or otherwise.

The undersigned understands that no fractional PVI LP Consideration Units or SIB LP Consideration Units (each as defined in the Offer to Exchange) will be issued in connection with the Offer. Where the aggregate number of PVI LP Consideration Units and/or SIB LP Consideration Units to be issued to a Unitholder as consideration under the Offer would result in a fraction of a PVI LP Consideration Unit or a SIB LP Consideration Unit, then the number of PVI LP Consideration Units or SIB LP Consideration Units, as the case may be, to be issued to such BPY Unitholder will be rounded down to the closest whole number and, in lieu of the issuance of a fractional PVI LP Consideration Unit or SIB LP Consideration Unit thereof, such Unitholder will receive a cash payment in U.S. dollars (rounded down to the nearest cent)

determined on the basis of an amount equal to US$25.00 multiplied by the fraction of a PVI LP Consideration Unit or SIB LP Consideration Unit, as applicable, that would have been issuable. If the aggregate cash amount that a Unitholder is entitled to receive pursuant to the Offer would otherwise include a fraction of US$0.01, then the aggregate cash amount that such Unitholder shall be entitled to receive shall be rounded up to the nearest whole US$0.01.

The undersigned instructs PVI LP and the Depositary to issue (or to hold) the Option A Consideration or the Option B Consideration, as applicable, for such Deposited Equity Units in accordance with the instructions provided in Box D “Payment Instructions” and Box E “Delivery Instructions” or Box F “Hold for Pick-Up”.

All authority conferred or agreed to be conferred in this Letter of Transmittal shall survive the death or incapacity of the undersigned, and any obligations of the undersigned under this Letter of Transmittal shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in the Offer to Exchange, this deposit is irrevocable.

If a unit certificate has been lost, stolen or destroyed, this Letter of Transmittal should be completed as fully as possible and forwarded, together with a letter describing the loss, theft or destruction and your telephone number, to the Depositary. The Depositary will respond with the replacement requirements.

BOX A

ELECTION OF CONSIDERATION (See Instruction 9)

(TO BE COMPLETED ONLY BY CANADIAN CORPORATE UNITHOLDERS)

Only Canadian Corporate Unitholders (as defined in the Offer to Exchange) should make an election in this Box A. All other Unitholders should proceed to Box B.

The undersigned chooses the consideration to be exchanged for the Equity Units as either:

☐ Option A Consideration, consisting of US$43.75 and 1.05 PVI LP Consideration Units per Equity Unit exchanged.	☐ Option B Consideration, consisting of 2.70 SIB LP Consideration Units per Equity Unit exchanged.

BOX B
ELECTION OF CONSIDERATION (See Instruction 9) (TO BE COMPLETED BY UNITHOLDERS OTHER THAN CANADIAN CORPORATE UNITHOLDERS WHO HAVE MADE AN ELECTION IN BOX A)
The undersigned chooses the consideration to be exchanged for the Equity Units as either:
☐ Option A Consideration, consisting of US$43.75 and 1.05 PVI LP Consideration Units per Equity Unit exchanged.	☐ Option B Consideration, consisting of 2.80 PVI LP Consideration Units per Equity Unit exchanged.

BOX C ODD LOTS (See Instruction 5)	BOX D PAYMENT INSTRUCTIONS (See Instructions 1, 4 and 6)

To be completed ONLY if certificates for Equity Units are deposited by or on behalf of persons owning beneficially or of record an aggregate of fewer than 100 Equity Units as of the Expiration Date.

The undersigned either (check one):

☐ will be the beneficial owner of an aggregate of fewer than 100 Equity Units as of the Expiration Date, all of which are deposited, or

☐ is a broker, dealer, bank, commercial bank, trust company or other nominee that (i) is depositing, for the beneficial owners thereof, Equity Units with respect to which it is the record owner, and (ii) believes, based upon representations made to it by each such beneficial owner, that such beneficial owner will own an aggregate of fewer than 100 Equity Units as of the Expiration Date and is depositing all of such units.

ISSUE CHEQUE AND/OR CERTIFICATE(S) TO: Name (Please Print) Address Phone No. (Business Hours) Social Insurance No.

BOX E DELIVERY INSTRUCTIONS (See Instructions 1, 4 and 6)

MAIL CHEQUE AND/OR CERTIFICATE(S) (Unless Box “F” is checked) TO:

Name
(Please Print)

Address
(Street Address and Number)	(City and Province/State)

(Country and Postal Code/Zip Code)

BOX F HOLD FOR PICK-UP

☐ Hold cheque and/or certificate(s) for pick-up

BOX G ☐ Check here if certificates for deposited Equity Units are being delivered pursuant to a notice of guaranteed delivery previously sent to the Depositary and complete the following:

Name(s) of Registered Owner(s):

Date of Execution of Notice of Guaranteed Delivery:

Name of Institution which Guaranteed Delivery:

BOX H CURRENCY OF CASH ELECTION ☐ Canadian Dollars

Unitholders who check this box will receive the Canadian dollar equivalent of any cash amounts payable in connection with the Offer, based on the exchange rate available to the Depositary at its typical banking institution on the date such funds are converted (which may be the Expiration Date or any later date and may be a date other than the date the certificate(s) representing the Equity Units being exchanged are received by the Depositary or the date of issue of payment therefor).

Unless the “Canadian Dollars” box above is checked, any cash amounts payable in connection with the Offer will be made in U.S. dollars. Unitholders electing to receive payment of the cash to which they are entitled in connection with the Offer in Canadian dollars will be deemed to have acknowledged and agreed that any change to the currency exchange rates of the United States or Canada between the date this Letter of Transmittal is submitted and the date on which the funds are converted by the Depositary will be at the sole risk of the Unitholder.

BOX I

UNITHOLDER(S) SIGN HERE

(See Instructions 1 and 6)

Must be signed by registered owner(s) exactly as name(s) appear(s) on certificate(s) or on a security position listing or by person(s) authorized to become registered owner(s) by certificate(s) and documents transmitted with this Letter of Transmittal. If signature is by attorney-in-fact, executor, administrator, trustee, guardian, officer of a corporation or another acting in a fiduciary or representative capacity, please set forth the full title. See Instruction 6.

Authorized Signature:

                                             Signature(s) of Owner(s)

Name(s)

                                         (Please Print)

Capacity

Address

                             (Include Postal Code/Zip Code)

Area Code and Telephone Number

BOX J

GUARANTEE OF SIGNATURE(S)

(See Instructions 1 and 6)

Authorized Signature

Name(s)

                                         (Please Print)

Title

Name of Firm

Address

              (Include Postal Code/Zip Code)

Area Code and Telephone Number

Dated                                                      , 2021

INSTRUCTIONS

Forming Part of the Terms of the Offer

1.	Guarantee of Signatures. No signature guarantee is required if either:

(a)

this Letter of Transmittal is signed by the registered holder of the Equity Units deposited with this Letter of Transmittal and payment and delivery are to be made directly to such registered holder as specified by the owner in Box D “Payment Instructions” and Box E “Delivery Instructions” above; or

(b)

such Equity Units are deposited for the account of a firm which is a Canadian Schedule I chartered bank, a member of the Securities Transfer Association Medallion Program (STAMP), a member of the Stock Exchange Medallion Program (SEMP) or a member of the New York Stock Exchange Inc. Medallion Signature Program (MSP) (each being referred to as an “Eligible Institution”). (Members of these programs are usually members of a recognized stock exchange in Canada and/or the United States, members of the Investment Industry Regulatory Organization of Canada, members of the National Association of Securities Dealers or banks and trust companies in the United States.)

In all other cases, an Eligible Institution must guarantee all signatures on this Letter of Transmittal by completing Box J “Guarantee of Signature(s)”. See Instruction 6.

2. Delivery of Letter of Transmittal and Certificates; Guaranteed Delivery Procedures. This Letter of Transmittal is to be used if certificates are to be forwarded with it to the Depositary. Certificates for all physically deposited Equity Units together with a properly completed and duly executed Letter of Transmittal or facsimile thereof, and any other documents required by this Letter of Transmittal, should be mailed or delivered to the Depositary at the appropriate address set forth herein and must be received by the Depositary by the Expiration Date (as defined in the Offer to Exchange).

Unitholders whose certificates are not immediately available or who cannot deliver certificates for Equity Units and all other required documents to the Depositary by the Expiration Date may deposit their Equity Units by or through any Eligible Institution by properly completing and duly executing and delivering a Notice of Guaranteed Delivery (or facsimile of it) and by otherwise complying with the guaranteed delivery procedure set forth in Section 3 of the Offer to Exchange. Pursuant to such procedure, the certificates for all physically deposited Equity Units, as well as a properly completed and duly executed Letter of Transmittal and all other documents required by this Letter of Transmittal must be received by the Depositary at its Toronto office within three days on which trading occurs on the TSX Venture Exchange (each such day is referred to as a “Trading Day”) after receipt by the Depositary of such Notice of Guaranteed Delivery, all as provided in Section 3 of the Offer to Exchange.

The Notice of Guaranteed Delivery may be delivered by hand or transmitted by facsimile transmission or mail to the Depositary and must include a guarantee by an Eligible Institution in the form set forth in such Notice of Guaranteed Delivery. For Equity Units to be validly deposited pursuant to the guaranteed delivery procedure, the Depositary must receive the Notice of Guaranteed Delivery by the Expiration Date.

The method of delivery of all documents, including certificates for Equity Units, is at the election and risk of the depositing unitholder. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended.

PVI LP will not purchase any fractional Equity Units, nor will it accept any alternative, conditional or contingent deposits except as specifically permitted by the Offer to Exchange. All depositing unitholders, by execution of this Letter of Transmittal (or facsimile of it) waive any right to receive any notice of the acceptance of their deposit.

3. Inadequate Space. If the space provided in the box captioned “Description of Equity Units Deposited” is inadequate, the certificate numbers and/or the number of Equity Units should be listed on a separate signed schedule and attached to this Letter of Transmittal.

4. Partial Deposits and Unpurchased Equity Units. If fewer than all of the Equity Units evidenced by any certificate are to be deposited, fill in the number of Equity Units which are to be deposited in the column entitled “Number of Equity Units Deposited”. In such case, if any deposited Equity Units are purchased, a new certificate for the remainder of the Equity Units evidenced by the old certificate(s) will be issued and sent in accordance with the instructions specified in Box D “Payment Instructions” and Box E “Delivery Instructions” on this Letter of Transmittal, as soon as practicable after the Expiration Date. All Equity Units represented by the certificate(s) listed and delivered to the Depositary are deemed to have been deposited unless otherwise indicated.

5. Odd Lots. As described in Section 1 of the Offer to Exchange, in order to minimize “Odd Lot” remainders for Unitholders who own, beneficially or of record, fewer than 100 Equity Units, and who tender all such Equity Units pursuant to the Offer, PVI LP will exchange all such Equity Units without subjecting them to pro-ration, provided such unitholders check Box C “Odd Lots” in this Letter of Transmittal.

6.	Signatures on Letter of Transmittal, Stock Powers and Endorsements.

(a)

If this Letter of Transmittal is signed by the registered owner(s) of the Equity Units deposited hereby, the signature(s) must correspond exactly with the name(s) as written on the face of the certificate without any change whatsoever.

(b)	If the Equity Units are registered in the names of two or more joint owners, each such owner must sign this Letter of Transmittal.

(c)

If any deposited Equity Units are registered in different names on several certificates, it will be necessary to complete, sign, and submit as many separate Letters of Transmittal (or facsimile of it) as there are different registrations of certificates.

(d)

When this Letter of Transmittal is signed by the registered owner(s) of the Equity Units listed and transmitted hereby, no endorsements of certificate(s) representing such Equity Units or separate stock powers are required unless payment is to be made, or the certificates for Equity Units not deposited or not purchased are to be issued, to a person other than the registered owner(s). Any signature(s) required on such certificates or stock powers must be guaranteed by an Eligible Institution. If this Letter of Transmittal is signed by a person other than the registered owner of the certificate(s) listed, however, the certificates must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered owner(s) appear(s) on the certificate, and signatures on such certificate(s) or stock power(s) must be guaranteed by an Eligible Institution. See Instruction 1.

(e)

If this Letter of Transmittal or any certificates or stock powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and must submit proper evidence satisfactory to PVI LP of their authority so to act.

7. Irregularities. PVI LP will determine, in its sole discretion, all questions as to the validity, form, eligibility (including time of receipt) and acceptance for payment of any deposit of Equity Units and its determination shall be final and binding on all parties. PVI LP reserves the absolute right to reject any or all deposits determined by it not to be in proper form or the acceptance of or payment for which may, in the opinion of PVI LP’s counsel, be unlawful. PVI LP also reserves the absolute right to waive any of the conditions of the Offer or any defect or irregularity in the deposit of any particular Equity Units and PVI LP’s interpretation of the terms of the Offer (including these instructions) will be final and binding on all parties. No deposit of Equity Units will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with deposits must be cured within such time as PVI LP shall determine. Neither PVI LP nor the Depositary nor any other person is or will be obligated to give notice of defects or irregularities in deposits, nor shall any of them incur any liability for failure to give any such notice.

8. Questions and Requests for Assistance and Additional Copies. Questions and requests for assistance may be directed to the Depositary at its addresses and telephone and facsimile numbers set forth on the back cover of the Offer to Exchange. Additional copies of the Offer to Exchange, the Notice of Guaranteed Delivery and this Letter of Transmittal may be obtained from the Depositary or from your local broker, dealer, commercial bank, or trust company.

9. Choice of Consideration for Unitholders. When depositing Equity Units pursuant to the Offer, a Unitholder can choose to receive, per Equity Unit, either:

(a)

US$43.75 and 1.05 PVI LP Consideration Units issued in three series, being 0.35 of Series 2 units, 0.35 of Series 3 units and 0.35 of Series 4 units, each with a redemption price of US$25.00 (plus with accrued and unpaid distributions) on the terms and conditions as described in the Offer to Exchange; or

(b)

2.80 PVI LP Consideration Units issued in three series being 0.84 of Series 2 PVI LP Consideration Units, 0.84 of Series 3 PVI LP Consideration Units and 1.12 of Series 4 PVI LP Consideration Units, or, in the case of Canadian Corporate Unitholders 2.70 SIB LP Consideration Units issued in three series, being 0.90 of Series 1 units, 0.90 of Series 2 units and 0.90 of Series 3 units, each with a redemption price of US$25.00 (plus accrued and unpaid distributions), the redemption and distribution amounts owing thereon to be guaranteed on a subordinated basis by PVI LP and on the other terms and conditions described in the Offer to Exchange.

The election in Box A should only be made by Canadian Corporate Unitholders. The election in Box B should be made by Unitholders who do not make an election in Box A. Failure by a Unitholder to make an election in Box A or B, the making by such Unitholder of more than one election in Box A or Box B or the making by such Unitholder of an election in both Box A and Box B will each result in this Letter of Transmittal being deemed to be invalid and the Equity Units deposited will be returned to such Unitholder.

IMPORTANT: This Letter of Transmittal or manually signed photocopy of it (together with certificates for Equity Units and all other required documents) must be received by the Depositary on or before the Expiration Date.